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                                                                     EXHIBIT 4.5


                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                        OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                               SERIES A CUMULATIVE
                      NON-VOTING REDEEMABLE PREFERRED STOCK

                                       OF

                          GENTIVA HEALTH SERVICES, INC.

                            -------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                            -------------------------

     Gentiva Health Services, Inc., a Delaware corporation (the "CORPORATION") certifies that pursuant to the authority contained in Article IV of its Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation by unanimous written consent dated December 21, 1999 adopted the following resolution which resolution remains in full force and effect on the date hereof:

     RESOLVED, that there is hereby established a series of authorized preferred stock having a par value of $ 0.01 per share, which series shall be designated as "Series A Cumulative Non-Voting Redeemable Preferred Stock" (the "SERIES A PREFERRED STOCK"), shall consist of 1,000 shares and shall have the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

     1    Certain Definitions; Number of Shares and Designation.

          (a) DEFINITIONS. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

               APPROPRIATELY ADJUSTED shall mean appropriately adjusted for stock splits, stock dividends, combinations, recapitalization and the like with respect to the Series A Preferred Stock.


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               BUSINESS DAY shall mean a day other than a Saturday or Sunday or a bank holiday in New York.

               COMMON EQUITY shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, which has the right (subject to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

               COMMON STOCK shall mean the common stock, par value $.10 per share, of the Corporation.

               CORPORATION REDEMPTION DATE shall have the meaning set forth in subparagraph 5(a).

               DIVIDEND PAYMENT DATE shall have the meaning set forth in subparagraph 2(c).

               DIVIDEND PERIOD shall mean the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each quarterly period from, and including, the Dividend Payment Date to, but not including the next Dividend Payment Date.

               DIVIDEND RATE shall mean LIBOR plus 2%.

               INITIAL ISSUE DATE shall mean February , 2000.

               JUNIOR STOCK shall mean, for purposes of paragraph 2 below, Common Equity and any class or series of stock of the Corporation which is not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Series A Preferred Stock shall have been so paid or declared and set apart for payment, and for purposes of paragraph 3 below, shall mean Common Equity and any class or series of stock of the Corporation which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Series A Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

               LIBOR shall mean the three (3) month London InterBank Offered Rate (as reported by the Wall Street Journal) as in effect on the first Business Day of the month in which the Dividend Payment Date occurs.

               LIQUIDATION PREFERENCE shall mean $1,000 per share, as Appropriately Adjusted.

               MANDATORY REDEMPTION DATE shall have the meaning set forth in subparagraph 6(a).

               PARITY STOCK shall mean, for purposes of paragraph 2 below, any class or series of stock of the Corporation which is entitled to receive payment of dividends on a parity with the Series A Preferred Stock, and for purposes of paragraph 3 below, shall mean any class or series of stock of the Corporation which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series A Preferred Stock.


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               RECORD DATE shall mean the date designated by the Board of
Directors of the Corporation at the time a dividend is declared; provided, however, that such Record Date shall not be more than thirty (30) days nor less than ten (10) days prior to the respective Dividend Payment Date or such other date designated by the Board of Directors for the payment of dividends.

               REDEMPTION PRICE shall mean a price per share equal to the Liquidation Preference, together with accrued and unpaid dividends thereon to the Redemption Date.

               SHAREHOLDER REDEMPTION DATE shall have the meaning set forth in subparagraph 4(a).

               SHAREHOLDER REDEMPTION NOTICE shall have the meaning set forth in subparagraph 4(a).

          (b) NUMBER OF SHARES AND DESIGNATION. 1,000 shares of the preferred stock, $0.01 par value per share, of the Corporation are hereby constituted as a series of the preferred stock designated as "Series A Cumulative Non-Voting Redeemable Preferred Stock" (the "SERIES A PREFERRED STOCK").

     2    Dividends.

          (a) The record holders of Series A Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors of the Corporation, out of funds legally available for payment of dividends.

          (b) When and as declared, quarterly cash dividends shall be payable in an amount per share equal to the amount determined by multiplying the Dividend Rate times the Liquidation Preference times a fraction the numerator of which is the number of days in such Dividend Period and the denominator of which is three hundred and sixty five (365).

          (c) Such quarterly cash dividends on shares of Series A Preferred Stock shall accrue and be cumulative from the date of issuance of such shares. Dividends shall be payable quarterly in arrears when and as declared by the Board of Directors of the Corporation on March 31, June 30, September 30 and December 31 of each year (a "DIVIDEND PAYMENT DATE"), commencing on June 30, 2000. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. Dividends shall be paid to the holders of record of the Series A Preferred Stock as their names shall appear on the share register of the Corporation on the Record Date for such dividend. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the Record Date therefor.

          (d) So long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Junior Stock any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries of which it owns not less than a majority of the outstanding voting power, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Series A Preferred Stock shall have been entitled for all


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previous Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereto has been set apart.

          (e) In the event that full dividends are not paid or made available to the holders of all outstanding shares of Series A Preferred Stock and of any Parity Stock and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series A Preferred Stock and of any Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled.


     3    Distributions Upon Liquidation, Dissolution or Winding Up.

          (a) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, before any payment or distribution shall be made to the holders of Junior Stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash or property at its fair market value as determined by the Board of Directors of the Corporation the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation or dissolution or such other winding up. Except as provided in this paragraph, holders of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

          (b) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Series A Preferred Stock and full liquidating payments on all Parity Stock, then the assets of the Corporation shall be ratably distributed among the holders of Series A Preferred Stock and of any Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

          (c) Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

     4    Redemption at the Option of the Stockholder.

          (a) On or after May , 2005, any holder of Series A Preferred Stock may demand that the Corporation redeem such holder's shares of Series A Preferred Stock, in whole or from time to time in part, at the Redemption Price. Such right may be exercised by delivery to the Corporation of a notice (a "Shareholder Redemption Notice") requesting such redemption. The Corporation shall redeem such shares of Series A Preferred Stock on a date (a "Shareholder Redemption Date") that is not more than one hundred twenty (120) days after the date of delivery of a Redemption Notice.

          (b) Notice of any redemption pursuant to subparagraph 4(a) shall be sent by or on behalf of the Corporation no less than fifteen (15) days prior to a Shareholder Redemption Date, by first class mail, postage prepaid, to the holders of record of the Series A Preferred Stock to be redeemed on such Shareholder Redemption Date at their respective last addresses as they shall appear on the books of the Corporation. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall


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state: (i) the Shareholder Redemption Date; (ii) the Redemption Price; (iii) the
place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (iv) that dividends on the shares to be redeemed will cease to accrue on the Shareholder Redemption Date.

          (c) From and after the Shareholder Redemption Date, dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease; provided, however, that such dividend shall continue to accrue and such rights shall continue to exist with respect to shares of Series A Preferred Stock called for redemption that are not otherwise redeemed pursuant to the provisions of subparagraph 4(d) until such time that such shares of Series A Preferred Stock are redeemed by the Corporation. Upon surrender, in accordance with such notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), the Corporation shall pay the applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

          (d) No Series A Preferred Stock may be redeemed pursuant to subparagraph 4(a) except with funds legally available for the payment of the Redemption Price. If the Corporation has insufficient funds legally available to redeem all shares of Series A Preferred Stock to be redeemed on a Shareholder Redemption Date, those funds legally available for such purpose shall be used to redeem the number of such shares which may be redeemed. The holders of Series A Preferred Stock whose shares of Series A Preferred Stock are to be redeemed on such Shareholder Redemption Date shall participate in any such partial redemption pro rata according to the number of shares with respect to which a Shareholder Redemption Notice had been delivered by each such holder.

     5    Redemption at the Option of the Corporation.

          (a) On or after February , 2005, the Series A Preferred Stock shall be redeemable, in whole or from time to time in part, at the option of the Corporation at the Redemption Price. Each date fixed for redemption pursuant to this subparagraph 5(a) is called a "Corporation Redemption Date."

          (b) In case of redemption pursuant to subparagraph 5(a) of less than all shares of Series A Preferred Stock at the time outstanding, the shares shall be redeemed pro rata by the Corporation.

          (c) Notice of any redemption pursuant to subparagraph 5(a) shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to the Corporation Redemption Date, by first class mail, postage prepaid, to all holders of record of the Series A Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall state:
(i) the Corporation Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for such shares are to be


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surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the Corporation Redemption Date.

          (d) From and after the Corporation Redemption Date, dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease; provided, however, such dividend shall continue to accrue and such rights shall continue to exist with respect to shares of Series A Preferred Stock called for redemption that are not otherwise redeemed pursuant to the provisions of subparagraph 5(e) until such time that such shares of Series A Preferred Stock are redeemed by the Corporation. Upon surrender, in accordance with such notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), the Corporation shall pay the applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

          (e) No Series A Preferred Stock may be redeemed pursuant to subparagraph 5(a) except with funds legally available for the payment of the Redemption Price.

     6    Mandatory Redemption.

          (a) The Corporation shall redeem all remaining shares of Series A Preferred Stock then outstanding at the Redemption Price on the date (the "MANDATORY REDEMPTION DATE") immediately prior to (i) a merger, or consolidation of the Corporation into or with one or more corporations that results in a change in control of the Corporation such that immediately after the merger or consolidation, less than 50% of the common equity of the surviving corporation is held by the persons who held the Common Stock of the Corporation immediately prior to such merger or consolidation or (ii) sale of all or substantially all of the assets of the Corporation.

          (b) Notice of redemption pursuant to subparagraph 6(a) shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (15) days prior to the Mandatory Redemption Date, by first class mail, postage prepaid, to all holders of record of the Series A Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Mandatory Redemption Date; (ii) the Redemption Price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (iv) that dividends on the shares to be redeemed will cease to accrue on the Mandatory Redemption Date.

          (c) From and after the Mandatory Redemption Date, dividends on the shares of the Series A Preferred Stock shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease; provided, however, such dividend shall continue to accrue and such rights shall continue to exist with respect to shares of Series A Preferred Stock called that are not otherwise redeemed pursuant to the provisions of subparagraph 6(d) until such time that such shares of Series A


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Preferred Stock are redeemed by the Corporation. Upon surrender, in accordance with such notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), the Corporation shall pay the applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

          (d) No Series A Preferred Stock may be redeemed pursuant to subparagraph 6(a) except with funds legally available for the payment of the Redemption Price.

     7    Voting Rights.

          The holders of record of shares of Series A Preferred Stock shall not be entitled to any voting rights except as required by law.

     8    Exclusion of Other Rights.

          Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation, as amended from time to time.


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          IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by _____, Chief Executive Officer and attested by ______, its Secretary, this __ day of January, 2000.

                                        GENTIVA HEALTH SERVICES, INC.

                                        By:____________________________________
                                           _________, Chief Executive Officer



ATTEST:



By:_____________________________
   ______, Secretary




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